Exhibit 10.11

2008

HENDERSON GROUP PLC

EXCELLERATEHRO

TRUST DEED OF THE HENDERSON BUY-

AS-YOU-EARN PLAN

Adopted by the Board on 27 August 2008

HM Revenue & Customs Approval 25 November 2008

HM Revenue & Customs reference — A104084

Re-approved by the shareholders of the Company (as amended) on 4 May 2011

Amended by the Board with shareholder approval on 1 May 2013

Amended by the Finance Act 2013 on 17 July 2013

Amended by Finance Act 2014 with effect from 6 April 2014

Re-approved by the shareholders of the Company (as amended) on 1 May 2014

Prepared from the original from Freshfields Bruckhaus Deringer

Their reference: LON4501790/8 (107328-0051)

THIS DEED is made on       2008

BETWEEN:

(1)                                 HENDERSON GROUP PLC whose registered office is at 47 Esplanade, St Helier, Jersey JE1 OBD, registered no. 101484 (the Company) ; and

(2)                                 ExcellerateHRO whose registered office is at Wyndham Court, Pritchard Street, Bristol BS2 8RH (the Trustees).

WHEREAS:

(A)                               The Company wishes to establish a share incentive plan approved in accordance with the provisions of Chapter 6 of Part 7 of and Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003 providing for:

(i)                              shares to be appropriated to employees without payment (Free Shares);

(ii)                             shares to be acquired on behalf of employees out of sums deducted from their salary (Partnership Shares); and

(iii)                               shares to be appropriated to employees without payment in proportion to the Partnership Shares acquired by them (Matching Shares).

(B)                               The purpose of the share incentive plan, to be called the Henderson Buy-As-You-Earn Plan (the Plan), is to facilitate and encourage the holding of shares in the Company by or for the benefit of employees of the Company and its Subsidiaries so that such plan shall constitute an “employees’ share scheme” as that expression is defined in section 743 of the Companies Act 1985 (being, from 1 October 2008, section 1166 of the Companies Act 2006) and so that employees may enjoy a continuing stake in the Company.

(C)                               The Company by a resolution of its board of directors in a meeting held on 27 August 2008 approved the establishment of the Plan.

(D)                               The shareholders of Old Henderson approved the establishment of the Plan by a resolution in general meeting held on 30 September 2008.

(E)                                The Trustees have agreed to be the original trustees of the Plan.

NOW THIS DEED WITNESSETH as follows:

1.                                      DEFINITIONS

1.1                               In the Plan, the following words and expressions shall bear, unless the context otherwise requires, the meanings set forth below:

Accounting Period means any period for which audited accounts or half-yearly accounts of the Company are made up;

Accumulation Period means in relation to any acquisition of Partnership Shares such period not exceeding twelve months as the Committee may determine and specify in the relevant Partnership Share Agreement (and which must be the same for each Participant) during which deductions from Salary may be accumulated prior to being applied in the acquisition of Partnership Shares;

the Act means the Income Tax (Earnings and Pensions) Act 2003;

Announcement Date means a date on which the Company makes an announcement of its results for the preceding Accounting Period;

Appropriation Day means a day on which Free Shares or Matching Shares are appropriated in accordance with paragraph 5 of Schedule 2 to the Act;

Appropriation Value means in relation to an appropriation of Shares, their Market Value on the relevant Appropriation Day;

Associated Company has the meaning given by Paragraph 94 of Schedule 2 to the Act;

Associated Plan means any employee share ownership plan which is a Schedule 2 SIP established by the Company or an Associated Company;

award of Shares has the meaning given to it by paragraph 5 of Schedule 2 to the Act and award and awarded shall be construed accordingly;

Benefits Code has the meaning given by Section 63(1) of the Act;

the Committee means a duly authorised committee of the board of directors of the Company;

the Company means Henderson Group plc whose registered office is at 47 Esplanade, St Helier, Jersey JE1 OBD, registered no. 101484;

Connected Company has the meaning given by paragraph 18 of Schedule 2 to the Act;

Control has the meaning given by Section 995 of the Income Tax Act 2007;

Dealing Day means any day on which the London Stock Exchange is open for the transaction of business;

the Deed means this Trust Deed constituting, inter alia, the Plan as amended from time to time;

Deed of Adherence means a deed substantially in the form set out in Schedule 5 hereto;

Dividend Shares means Shares which satisfy the requirements of Paragraph 65 of Schedule 2 to the Act and which are, or are to be, acquired with any cash dividend paid in respect of Plan Shares in accordance with Rule 11 of Schedule 1;

Eligible Employee means an individual who:

(a)                                 is an employee (and is not under notice) of a Participating Company (including an Executive Director); and

(b)                                 is a UK Resident Taxpayer; and

(c)                                  has such Qualifying Period (if any) of employment with a Qualifying Company as the Committee may determine or, in the case of an individual who does not satisfy paragraph (b) hereof but satisfies paragraphs 1(a) and (c) above, who is nominated by the Committee as an employee of a Participating Company (or is nominated as a member of a category of such employees)

PROVIDED always that in each case the individual is not ineligible to participate in the Plan by virtue of Rules 2.1, 2.2 and 2.3 of the Plan, or because he has served a subsisting notice under Paragraph A.1.6 of Appendix A to Schedule 1 of the Plan directing the Trustees not to appropriate Shares to him;

Employees’ Share Scheme has the meaning given by Section 1166 of the Companies Act 2006;

Employer Company has the meaning given by Section 510(7) of the Act;

Executive Director means an executive director of the Company;

Free Shares means Shares which are, or are to be, appropriated to a Participant without payment under Appendix A to Schedule 1 of this Plan or if the context so requires any New Shares issued or otherwise representing such Shares;

Group means the Company and the Subsidiaries of the Company and member of the Group shall be construed accordingly;

Holding Period means:

(a)                                 such period as the Committee may determine in respect of each appropriation of Free Shares or Matching Shares which may not be less than three years or more than five years beginning with the date on which the Shares are appropriated to the Participant (or such other period as may be permitted under Paragraph 36(2) of Schedule 2 to the Act from time to time) and which must be the same for all Participants receiving that appropriation of Free Shares or Matching Shares; and

(b)                                 in respect of Dividend Shares, three years beginning with the date referred to in Rule 11.6 (or such other period as may be permitted under Paragraph 67 of Schedule 2 to the Act from time to time);

Key Feature has the meaning given to that term by paragraph 84(6) of Schedule 2 to the Act;

London Stock Exchange means London Stock Exchange plc or any successor body thereto;

Market Value means in relation to a Share on any day:

(a)                                 so long as the Shares are admitted to listing on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange, the middle market quotation(s) for shares of that class (as derived from the Daily Official List of the London Stock Exchange) for that day; or

(b)                                 if at any time the Shares are not admitted to listing on the Official List of the UK Listing Authority and admitted to trading on the London Stock Exchange, the market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 (but, when Shares are subject to any Restriction, determined on the basis that no such Restriction applies) and agreed in advance with Inland Revenue Shares Valuation;

Matching Shares means Shares which are or are to be appropriated to a Participant under Appendix C to Schedule 1 of this Plan in proportion to any Partnership Shares acquired on the Participant’s behalf and complying with the provisions of Paragraph 59 of Schedule 2 to the Act or, if the context so requires, any New Shares issued or otherwise representing such Shares;

Member of a Consortium has the meaning given by Paragraph 99(3) of Schedule 2 to the Act;

New Shares has the meaning given by Paragraph 87(7) of Schedule 2 to the Act;

Old Henderson means Henderson Group Plc incorporated in England and Wales with registered number 02072534 by whatever name from time to time;

Old Henderson Shares means fully paid and irredeemable ordinary shares in the capital of Old Henderson;

Participant means any person to whom Free Shares or Matching Shares have been appropriated or on whose behalf Partnership Shares have been acquired or who has entered into a Partnership Share Agreement or, where the context so permits, his personal representatives;

Participating Company means:

(a)                                 the Company; and

(b)                                 any other body corporate which is (or becomes after the date of this Deed) under the Control of the Company, is (or becomes after the date of this Deed) a Subsidiary of the Company, and with the approval of the Company participates in the Plan and has executed a Deed of Adherence;

(c)                                  and for the avoidance of doubt shall not mean a jointly-owned company of the Company as that term is defined in Paragraph 91 of Schedule 2 to the Act;

Partnership Share Agreement means the contract required to be entered into pursuant to Paragraph 44 of Schedule 2 to the Act in the form of Schedule 4

Partnership Share Money has the meaning given by paragraph 45(2) of Schedule 2 to the Act;

Partnership Shares means the Shares which are, or are to be, acquired by the Trustees on behalf of Eligible Employees under Appendix B to Schedule 1 of this Plan or, if the context so requires, any New Shares issued or otherwise representing such Shares;

Performance Period means the period as determined by the Committee during which any performance target or performance measure applied to a Unit shall be assessed;

Plan means the Henderson Buy-As-You-Earn Plan, the rules of which are set out in Schedule 1 hereto;

Plan Period means such period as the Committee may determine from time to time which may be an indefinite period subject to termination by the issue of a plan termination notice in respect of the Plan as mentioned in Clause 17.1 of this Deed;

Plan Shares means any or all of any Free Shares, Matching Shares, Partnership Shares or Dividend Shares which are held by the Trustees upon the terms of the Plan on behalf of the Participants to whom they have been appropriated or on whose behalf they have been acquired or, if the context so requires, any New Shares issued or otherwise representing such Plan Shares;

PAYE Regulations has the meaning given by section 684(8) of the Act;

Qualifying Company means:

(a)                                 a company that is a Participating Company at the end of any relevant Qualifying Period; or

(b)                                 a company that when the individual was employed by it was a Participating Company; or

(c)                                  a company that when the individual was employed by it was an Associated Company of:

(i)                   a company qualifying under (a) or (b) above, or

(ii)                  another company qualifying under this definition;

Qualifying Period means such period of continuous employment with a Qualifying Company which the Committee may from time to time determine but which:

(a)                                 in relation to eligibility for the appropriation of Free Shares, shall not be more than 18 months ending on the relevant Appropriation Day;

(b)                                 in relation to eligibility for the acquisition of Partnership Shares, shall not be more than 18 months ending with the deduction of monies from Salary to acquire Partnership Shares (where there is no Accumulation Period) or 6 months ending with the start of the Accumulation Period relating to the Partnership Shares (where there is an Accumulation Period); and

(c)                                  in relation to eligibility for the appropriation of Matching Shares, shall not be more than 18 months ending with the deduction of monies from Salary to acquire the Partnership Shares to which the Matching Shares relate (where there is no Accumulation Period) or 6 months ending with the start of the Accumulation Period relating to the Partnership Shares to which the Matching Shares relate (where there is an Accumulation Period)

PROVIDED THAT the Qualifying Period in relation to any appropriation of Free Shares or Matching Shares or any acquisition of Partnership Shares shall be the same for all employees of the Company and any Participating Companies but may be different in respect of different appropriations and acquisitions of such shares.

Reconstruction means a transaction affecting any Plan Shares as mentioned in Paragraph 86 of Schedule 2 to the Act;

Relevant Employment means employment with the Company or any Associated Company;

Restriction has the same meaning as in Paragraph 99(4) of Schedule 2 to the Act;

Salary means:

(a)                                 in relation to an Eligible Employee who is within the scope of the charge to tax under Part 2 of the Act such of the earnings of his employment by reference to which he is eligible to participate in the Plan:

(i)                   as are liable to be paid under deduction of tax under PAYE Regulations, after deducting any amounts included by virtue of the Benefits Code; or

(ii)                  as would be liable to be so paid apart from the SIP Code; and

(b)                                 in relation to an Eligible Employee who is not within the scope of the charge to tax under Part 2 of the Act, such of the earnings of the eligible employment as would have fallen within paragraph (i) or (ii) above if the Eligible Employee had been within the scope of that charge to tax;

Schedule 2 SIP has the meaning given in Paragraph 1 of Schedule 2 to the Act;

Share means a share in the capital of the Company which satisfies the conditions specified in Part 4 of Schedule 2 to the Act;

SIP Code has the meaning given by Section 488(3) of the Act;

Subsidiary means a subsidiary within the meaning given by Section 1159 of the Companies Act 2006;

Takeover means a transaction affecting any Plan Shares, as mentioned in Paragraph 37 of Schedule 2 to the Act;

Trustees means the original trustees referred to in the Deed or such other person or persons who is or are the trustee or trustees from time to time of the Plan;

UK Resident Taxpayer means an individual whose earnings from the employment by reference to which the individual meets the employment requirement in paragraph 15 of the Schedule are (or would be if there were any) general earnings to which section 15 of the Act applies (earnings for a year when employee resident in the UK) and those general earnings are (or would be if there were any) earnings for a tax year in which the individual is ordinarily resident in the UK;

Unit means any individual or group of individuals, business unit, division, body corporate, or other person within the Company or any Participating Company to which the Committee shall apply a performance target or performance measure; and

Year of Assessment shall mean a tax year, as defined in Paragraph 100 of Schedule 2 to the Act.

1.2                               Words and expressions not otherwise defined herein have the same meaning they have in the Act.

1.3                               In these Rules references to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time and shall include any regulations made thereunder; and, unless the context otherwise requires, words in the singular include the plural (and vice versa) and words importing any gender include all genders.

1.4                               Headings shall be ignored in interpreting the provisions of the Plan.

2.                                      TRUSTS OF THE FREE SHARES AND MATCHING SHARES

2.1                               Each Participating Company hereby covenants with the Trustees to pay to the Trustees in accordance with and subject to the provisions of the Plan, the amounts due from it for the purpose of the acquisition of Free Shares or Matching Shares by the Trustees to be appropriated under the Plan to the Eligible Employees employed by it, together with any other amounts required to cover any costs, charges and expenses incurred in such acquisition and any other expenses and charges incurred by the Trustees in the establishment, operation and termination of the Plan.

2.2                               Subject as hereinafter provided, the Trustees hereby agree with each Participating Company to apply all monies received by them from Participating Companies under the Plan in the acquisition of Free Shares or Matching Shares and in paying their expenses, taxation and other liabilities, as the case may be, in accordance with the Rules of the Plan and to hold any Shares once appropriated and all other trust property deriving therefrom UPON TRUST for the Participants respectively entitled thereto subject to the Rules of the Plan.

2.3                               The Trustees shall, as soon as reasonably practicable after the acquisition of Free Shares or Matching Shares for the purposes of the Plan, appropriate the Shares so acquired to Eligible Employees in accordance with the Rules of the Plan.

2.4                               If, in the case of any acquisition of Shares for the purpose of an appropriation under the Plan of Free Shares or Matching Shares, it is not possible to appropriate all the Shares so acquired the Trustees may either retain so many of the Shares as the Company shall direct, or forthwith shall sell any Shares and thereupon may apply the proceeds to meet any expenses and subject thereto shall forthwith pay to the Participating Companies such monies in so far as practicable in the same proportion as they were provided or as may otherwise be appropriate.

2.5                               The Trustees shall, as soon as reasonably practicable after the appropriation of Free Shares or Matching Shares by them pursuant to the Plan, notify each Participant (which may include notification by website or other electronic means) of the description and number of Shares so appropriated to him, the date of the appropriation, the Appropriation Value of the Shares, the Holding Period applying to such Shares, and, if the Shares are subject to any Restriction, the details of that Restriction.

3.                                      TRUSTS OF THE PARTNERSHIP SHARES

3.1                               Subject as hereinafter provided, the Trustees hereby agree with each Participating Company to hold all monies deducted from Participants’ Salaries on behalf of such Participants in accordance with Paragraph B.2.6 of Appendix B to Schedule 1 hereto and to apply all such monies in the acquisition of Partnership Shares in accordance with the Rules of Plan and to hold any Partnership Shares once acquired and all other trust property deriving therefrom UPON TRUST for the Participants respectively entitled thereto subject to the Rules of the Plan.

3.2                               If any monies deducted from Participants’ Salaries on any occasion cannot be applied in the acquisition of Partnership Shares the Trustees may as the Company shall direct either retain so much of the surplus monies UPON TRUST for the Participants respectively entitled thereto subject to the Rules of the Plan or forthwith shall pay to the Participants their respective entitlements to such surplus monies.

3.3                               The Trustees shall as soon as reasonably practicable after the acquisition by them of Partnership Shares pursuant to the Plan notify each Participant (which may include notification by website or other electronic means) of the description and number of Partnership Shares so acquired on his behalf, the amount of monies deducted from his Salary and applied in acquiring the Partnership Shares, the Market Value of the Partnership Shares in accordance with which the number of Partnership Shares awarded to the Participant was determined, and, if the Shares are subject to any Restriction, details of that Restriction.

4.                                      TRUSTS OF THE DIVIDEND SHARES

4.1                               Subject as hereinafter provided, the Trustees hereby agree with each Participating Company if directed by the Company to apply any cash dividends received by them in respect of Plan Shares in the acquisition of Dividend Shares and to hold any Dividend Shares once appropriated and all other trust property deriving therefrom UPON TRUST for the Participants respectively entitled thereto subject to the Rules of the Plan.

4.2                               Subject as hereinafter provided, the Trustees hereby agree with each Participating Company if directed by the Company to hold any Shares received by them in respect of Plan Shares deriving from a scrip dividend and all other trust property deriving therefrom UPON TRUST for the Participants respectively entitled thereto subject to the Rules of the Plan.

4.3                               If any part of a cash dividend received in respect of Plan Shares on any occasion cannot be applied in the acquisition of Dividend Shares by virtue of the circumstances mentioned in Rule 11.4 of Schedule 1 the Trustees may as the Company shall direct either retain so much of the surplus cash dividends UPON TRUST for the Participants respectively entitled thereto subject to the Rules of the Plan or forthwith shall pay to the Participants their respective entitlements to such monies.

4.4                               The Trustees shall as soon as reasonably practicable after the appropriation by them of Dividend Shares pursuant to the Plan notify each Participant (which may include notification by website or other electronic means) of the description and number of Dividend Shares so appropriated to him, their Market Value on the date referred to in Rule 11.6, the amount of any part of the dividend which cannot be used to acquire a whole Share and which will be carried forward to be applied in the acquisition of Dividend Shares on another occasion in accordance with Rule 11.4 and the Holding Period applying to such Dividend Shares.

5.                                      GENERAL TRUSTS OF THE PLAN

5.1                               The Company may enter into arrangements with the Trustees under which the Trustees may acquire Shares at any time prior to their allocation to Participants as Plan Shares.

5.2                               If the Trustees become entitled in respect of any unappropriated or unallocated Shares to any rights to be allotted, or to subscribe for, further securities in the Company (other than an issue of capitalisation shares of the same class as Shares then held by the Trustees pending any appropriation or allocation as Free Shares, Matching Shares or Partnership Shares which capitalisation shares shall be retained by the Trustees and shall form part of the Free Shares, Matching Shares or Partnership Shares to be appropriated among the Participants on the relevant Appropriation Day), the Trustees may at their discretion take up those rights or sell them for the best consideration in money reasonably obtainable at the time or sell sufficient of them nil paid to enable the Trustees to subscribe in full for the balance of any unsold rights, or allow them to lapse.

5.3                               The Trustees shall stand possessed of any unappropriated or unallocated Shares or unutilised cash balances arising under Clauses 2.4, 3.2, 5.1 or 5.2 above and any income arising therefrom on trust to apply the same in or towards the future subscription or purchase of Shares for the purposes of the Plan and/or the Trustees expenses of administering the same, and shall notify the Company from time to time of the amounts and number of Shares so held by them and their application.

5.4                               If any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustees shall give him notice of the amount of any foreign tax deducted from the dividend before it was paid.

5.5                               Any Shares transferred to the Trustees as referred to in Paragraph 78 of Schedule 2 to the Act (qualifying employee share trust) shall be appropriated only as Free Shares or Matching Shares under the Plan and not as Partnership Shares and only in priority to other Shares available for such appropriations.

6.                                      INVESTMENT AND BORROWING POWERS

6.1                               The Trustees may invest any monies from time to time held by them (excluding Partnership Share Money and cash dividends in respect of the Plan Shares) and not immediately required in such manner as they may choose to the extent that the Trustees shall have the same full and unrestricted powers of investing and transposing investments and laying out moneys in all respects as if they were an absolute beneficial owner thereof.

6.2                               The Trustees shall be under no duty to invest or invest at interest any Trust property.

6.3                               The Trustees shall have power to borrow moneys or otherwise receive credit from any person, corporation or company for any purpose (including, without prejudice to the generality of the foregoing, for the purposes of making investments) on such terms as to payment of interest (if any) and as to repayment and otherwise as the Trustees shall in their absolute discretion think fit and whether on the security of any property held by the Trustees on the trusts hereof or on personal security only or without security or on a guarantee from the Company and the Trustees may provide for repayment thereof or payment of costs associated therewith out of the capital or income of any Trust property as the Trustees may decide.

7.                                      RECEIPTS BY THE TRUSTEES

7.1                               Subject to Rules 11 and 12 of Schedule 1 (reinvestment of cash dividends and scrip dividends) and the Trustees’ powers under Rule 14 of Schedule 1 (PAYE) and the Trustees’ obligations under sections 510 to 514 of the Act, the Trustees shall, as soon as practicable following their receipt of any dividend or other money or money’s worth in respect of Plan Shares (other than money’s worth consisting of New Shares), account for and pay such dividend or other money or money’s worth to Participants in accordance with their respective entitlements. The Trustees may retain such income received in respect of Plan Shares which have not been allocated to Participants upon the trusts hereof.

7.2                               Upon receipt of a sum of money being (or being part of) a capital receipt in respect of any Plan Shares, the Trustees shall comply with the provisions of Sections 513(1) to 513(4) of the Act.

7.3                               Any Participating Company to which the Trustees pay or account for any part of any such sum as is referred to in Clause 7.2 shall (subject to compliance with the Act) forthwith account to the Participant for the balance remaining in its hands.

8.                                      DISPOSAL AND RETENTION OF PLAN SHARES

8.1                               Subject to Clause 8.2 below and Rule 14 of Schedule 1, the Trustees are under an obligation:

(a)                                 to dispose of a Participant’s Plan Shares; and

(b)                                 to deal with any right conferred in respect of any of the Participant’s Plan Shares to be allotted other shares, securities or rights of any description,

only in accordance with a direction of that Participant or on behalf of that Participant.

8.2                               During the relevant Holding Period, the Trustees shall not dispose of any Free Shares, Matching Shares or Dividend Shares held for a Participant (whether by transfer to the Participant or otherwise) except:

(a)                                 in accordance with a direction of that Participant (or his personal representatives) in the event of a Reconstruction or Takeover affecting such Shares, or in the event of a right arising under Section 983 of the Companies Act 2006 to require an offeror to acquire the Participant’s Plan Shares, or such of them as one of a particular class; or

(b)                                 in accordance with Rule 8 of Schedule 1 (rights issues); or

(c)                                  in accordance with Rule 14 of Schedule 1 (PAYE); or

(d)                                 pursuant to Rule 15 of Schedule 1 (Participant ceasing to be in Relevant Employment); or

(e)                                  in accordance with Paragraph 90(5) of Schedule 2 to the Act (termination of Plan, early removal with consent of the Participant).

9.                                      APPLICATION OF PLAN TO SUBSIDIARIES, ETC.

9.1                               The Plan may with the consent of the Committee be extended to any Subsidiary of the Company which is under the Control of the Company and not a party to this Deed by a Deed of Adherence in the form of Schedule 5 ; and thereupon the provisions of the Plan shall apply to that company as though it were a party to this Deed.

9.2                               The Plan shall cease to apply to any company, other than the Company, at any time when:

(a)                                 that company ceases to be a Subsidiary of the Company or under the Control of the Company; or

(b)                                 a notice is served by the Company upon the Trustees that the Plan shall not apply to that company.

9.3                               A company which is or has been a Participating Company shall provide the Trustees with all information required from it for the purposes of the administration and termination of the Plan and shall do so in such form as the Trustees shall reasonably require and the Trustees shall in good faith rely on such information without further enquiry.

9.4                               If and so long as the Plan applies to any Participating Company, the powers and discretions exercisable by that company in relation to the Plan shall be exercisable by resolution of its board of directors or a duly authorised committee of such board, and a minute of any resolution thereof signed by the secretary or a director of that company shall be sufficient authority for the Trustees to act.

10.                               VOTING RIGHTS AND DIRECTIONS

10.1                        If and so long as Plan Shares held under the Plan are registered in the names of the Trustees, the Trustees shall, in respect of any matter upon which at a general meeting of the Company or at any class meeting they are entitled to exercise any voting rights attaching thereto, invite the relevant Participants to direct them as to such exercise. The Trustees shall not be entitled in respect of Plan Shares held on behalf of such Participants to vote on a show of hands unless all directions received from those Participants who have given directions in respect of the particular resolution are identical, and shall not in any circumstances be under an obligation to call for a poll. In the event of any poll the Trustees shall vote only in accordance with the directions of Participants who have given such directions and shall not exercise voting rights in respect of Plan Shares where no directions have been received from Participants in relation to those Plan Shares.

10.2                        The Trustees may not vote in respect of Shares which are not Plan Shares.

10.3                        The Trustees shall deal only pursuant to a direction (which direction may be of general or specific application) given by or on behalf of the Participant or any person in whom the beneficial interest in that Participant’s Shares is for the time being vested with any right conferred in respect of any of those Shares to be allotted other shares, securities or rights of any description.

11.                               TRUSTEES’ POWERS OF DELEGATION

11.1                        The Trustees, in the exercise of their discretions and the performance of their duties hereunder, may employ and pay a registrar, solicitor, broker, actuary, accountant, banker or any other person, and may appoint any such person as their agent to transact all or any business, and may act on the advice or opinion of any solicitor, broker, actuary, accountant or other professional or business person, and shall not be responsible for anything done or omitted or suffered in good faith in reliance on such advice or opinion.

11.2                        Except as otherwise provided by Schedule 2 to the Act, the Trustees may delegate any of their powers and duties hereunder or any business including the exercise of any discretion to any person or company including the Company or any Subsidiary of the Company.

11.3                        The Trustees may at any time, and shall if so directed by the Company, revoke any delegation or arrangement made under this Clause and/or require any trust property held by another person to be returned to the Trustees.

11.4                        The Trustees may execute and authorise any of their directors, officers or employees on their behalf to execute any deeds, documents, cheques or other instruments by the impression of any signature on behalf of, or as witness of any sealing by, the Trustees of any writing, printing, lithography, photocopying and other modes of representing or reproducing words in a visible form.

11.5                        The Trustees may at any time cause any part of the trust property to be deposited for safekeeping with any person on behalf of the Trustees and may pay any expenses in connection therewith.

11.6                        The Trustees may allow any Plan Shares to be registered in the name of an appointed nominee, provided that such shares shall be registered in a designated account. Such registration shall not divest the Trustees of their responsibilities under this Deed or Schedule 2 to the Act.

12.                               ADMINISTRATION

12.1                        Subject to and in accordance with the provisions of this Deed, the Trustees may convene meetings and make such regulations as they consider appropriate relating to the administration of the Plan.

12.2                        The Trustees shall maintain all such records as are necessary for the purpose of enabling the Trustees to make and account to HM Revenue & Customs for any PAYE deduction required in accordance with Sections 510 to 512 of the Act.

12.3                        Where a Participant becomes liable to income tax under the Act or under Chapter 3 or Chapter 4 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 by reason of the occurrence of any event the Trustees shall inform the Participant of any facts relevant to determining that liability.

12.4                        The Trustees shall account to HM Revenue & Customs or other authority concerned for any amounts of income tax or other deductions required to be made in accordance with Sections 510 to 512 of the Act.

12.5                        The Trustees shall furnish any information which they are required by notice to furnish to HM Revenue & Customs under Paragraph 93 of Schedule 2 to the Act within such time as such notice shall specify.

12.6                        The Trustees shall maintain records of Participants who have participated in one or more other share incentive plans which are Schedule 2 SIPs and have been established by the Company, the Company or a Connected Company.

13.                               TRUSTEES’ INDEMNITIES AND CHARGES

13.1                        The Participating Companies hereby covenant with the Trustees that they shall keep the Trustees and their estates and effects fully indemnified against all actions, claims, losses, demands, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities whatsoever arising out of or in connection with the Plan, but so that no Trustee shall be indemnified or exonerated in respect of any fraud or wilful default on his or his agent’s part or (in the case of a Trustee engaged in the business of providing a trustee service for a fee) his or his agent’s negligence. In addition the Trustees shall have the benefit of all indemnities conferred upon trustees generally by law and by the Trustee Act 2000.

13.2                        Neither the Trustees nor any of their officers or employees shall be liable to account to Participants for any remuneration or other benefit received in connection with the Plan and no Trustee or officer or employee of the Trustees shall be liable to account to other Participants for any profit derived from the appropriation to him of Shares held under the Plan or acquisition of Partnership Shares.

13.3                        Any person acting as a Trustee in the course of any profession or business carried on by him may charge and be paid such reasonable remuneration, charges or disbursements whether in connection with the Plan or otherwise as shall from time to time be agreed between him and the Company.

13.4                        Any Trustee (and any director or officer of a body corporate or a trust corporation acting as a Trustee) shall not on his own account be precluded from acquiring, holding or dealing with any debentures, debenture stock, shares or securities whatsoever of the Company or any Subsidiary of the Company or any other company in the shares of which the Company or any Subsidiary of the Company may be interested, or from entering into any contract or other transaction with the Company or any Subsidiary of the Company or any such other company, or from being interested in any such contract or transaction, and nor shall he be in any way liable to account to the Company or any Subsidiary of the Company or any Participant for any profits made, fees, commissions, shares of brokerage, discounts allowed or advantages obtained by him from or in connection with such acquisition, holding, dealing, contract or transaction whether or not in connection with his duties hereunder.

13.5                        The Trustees shall be entitled in the absence of manifest error to rely without further enquiry on information supplied to them by any Participating Company for the purposes of the Plan and shall also be entitled to rely in the absence of manifest error on any direction, notice or document purporting to be given or executed by or with the authority of any Participating Company or by any Participant as having been so given or executed.

14.                               APPOINTMENT, REMOVAL AND RETIREMENT OF TRUSTEES

14.1                        The Company may at any time in its absolute discretion by writing under hand of a person duly authorised by a resolution of the board of directors of the Company:

(a)                                 appoint a new or additional Trustee, including a corporate Trustee; and

(b)                                 remove a Trustee from office (but not so as to leave in office less than two Trustees, unless a corporate Trustee), without assigning any reason therefore and such removal shall (in the absence of any other date specified in the notice) take place forthwith.

14.2                        The powers of appointment and removal shall be vested in the Trustees in the event that the Company ceases to exist otherwise than in consequence of a Reconstruction or Takeover when the successor company (or, if more than one, such successor companies as the Company shall nominate) shall have such powers.

14.3                        A Trustee may retire by giving to the Company written notice of his desire to retire and such notice shall take effect at the expiry of three months (or such other period as may be agreed with the Company) from the date of such notice. The retiring Trustee shall not be obliged to give any reason for and shall not be responsible for any costs occasioned by such retirement but shall execute all such documents and do all such things as may be necessary to give proper effect to such retirement.

14.4                        Forthwith upon his removal or retirement a Trustee shall transfer all trust property held by him and deliver all documents in his possession relating to the Plan as the Company may direct and hereby authorises the continuing Trustees, in the absence of such transfer, to effect such transfer on his behalf.

14.5                        A person shall not be disqualified from acting as a Trustee or an officer or employee of a Trustee of the Plan because he is or was an officer or employee of a Participating Company or is or was a Participant.

15.                               RESIDENCE OF THE TRUSTEES

The Trustees shall at all times be resident in the United Kingdom for United Kingdom tax purposes.

16.                               ALTERATIONS

16.1                        The Committee may prior to approval of the Plan under Schedule 2 to the Act by HM Revenue & Customs alter or add to the Plan (including this Deed and the Schedules hereto) as may be necessary in order to obtain such approval.

16.2                        After the date on which the Plan is approved by HM Revenue & Customs, the Committee may by written resolution alter or add to any of the provisions of this Deed in such manner as may be thought fit (and such alterations or additions shall be binding on the Trustees and all Participating Companies and Participants) PROVIDED THAT no such purported alteration or addition shall be effective:

(a)                                 if and so long as the Plan is desired to remain a Schedule 2 SIP, any amendment or addition to a Key Feature of the Plan shall be notified to HM Revenue and Customs in accordance with paragraph 81B of Schedule 2 to the Act;

(b)                                 where the alteration or addition is to the advantage of existing or future Participants, without prior shareholder approval where such alteration or addition relates to:

(i)           the persons to whom or for the benefit of whom Shares may be appropriated or acquired under the Plan;

(ii)           the limitations on the number of Shares to be appropriated to Participants or acquired on their behalf and to be made available under the Plan (but so that they may be adjusted as provided herein);

(iii)            the determination of the price at which the Trustees are to subscribe for Shares;

(iv)           the voting, dividend, transfer and other rights attaching to Shares;

(v)          the rights of Participants on the winding-up of the Company; or

(vi)           the terms of this Clause 16.2(b);

provided that the Committee may alter or add to the Plan without prior shareholder approval to make minor amendments to benefit the administration of the Plan, to comply with or take account of the provisions of any proposed or existing legislation, or to take advantage of any changes in the legislation, or to maintain or obtain favourable tax treatment of any Shares or of any Participant or Participating Company but not so as to alter the basic structure of the Plan or the limits in Rule 3.1 of the rules of the Plan as set out in Schedule 1 hereto;

(c)                                  where the alteration or addition would adversely affect any right already acquired by the Participant, without the prior written consent of each Participant (other than in a case where the alteration or addition is made as a result of a change in the law);

(d)                                 where the alteration or addition would cause the Plan to cease to be an Employees’ Share Scheme; and

(e)                                  where the alteration or addition would offend the rule against perpetuities.

16.3                        Written notice of any alteration or addition made in accordance with Clause 16.2 shall be given to the Trustees and all Participants affected thereby.

17.                               TERMINATION OF PLAN

17.1                        No appropriation of Shares under the Plan may be made after 1 May 2024 or the earlier termination of the Plan by the Company in general meeting, the Committee or the Company in a meeting of its board of directors or pursuant to a plan termination notice issued in respect of the Plan pursuant to Paragraph 89 of Schedule 2 to the Act, and the perpetuity period applicable to this Deed shall be eighty years.

17.2                        Any assets of the trust shall be paid to Participating Companies or if relevant to Participants so far as practicable in proportion to the total amounts provided by each of them to the Trustees.

18.                               GOVERNING LAW

18.1                        This Deed and the relationship between the parties shall be governed by and construed in accordance with the law of England.

18.2                        Each of the parties agrees that the courts of England are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Deed or otherwise arising in connection with this Deed, and for such purposes irrevocably submit to the jurisdiction of the English courts.

18.3                        The Trustees irrevocably consent to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this Deed or any other usual address, mail or in any other manner permitted by English law, the law of the place of service or the law of the jurisdiction where proceedings are instituted.

19.                               CONSTRUCTION OF THIS DEED

The Schedules and Appendices hereto shall be treated as part of this Deed.

20.                               COUNTERPARTS

This Deed may be executed in any number of counterparts and by the parties to it in separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS whereof these presents have been entered into the day and year first above written.

SCHEDULE 1

THE RULES OF THE HENDERSON

BUY-AS-YOU-EARN PLAN

1.                                      OPERATION OF THE PLAN

1.1                               The Committee may in its absolute discretion determine in respect of any Plan Period whether Free Shares may be appropriated to Eligible Employees and if it so determines the provisions of this Schedule 1 and of Appendix A to this Schedule 1 shall apply. The Committee may determine that the availability and number of Free Shares to be appropriated in respect of that Plan Period shall be conditional upon specified performance targets and or performance measures being met or satisfied.

1.2                               The Committee may in its absolute discretion determine in respect of any Plan Period whether it shall arrange for Partnership Shares to be acquired on behalf of Eligible Employees out of deductions from their pay and if it so determines the provisions of this Schedule 1 and of Appendix B to this Schedule 1 shall apply. The Committee may determine that Partnership Shares to be acquired in respect of that Plan Period shall be acquired at the end of an Accumulation Period or after each deduction from a Participant’s Salary. The Committee may determine that any Accumulation Period shall come to an end on the occurrence of a specified event.

1.3                               Whenever the Committee determines that Partnership Shares may be acquired on behalf of Eligible Employees it may in its absolute discretion determine whether it shall offer an appropriation of Matching Shares in proportion to any Partnership Shares so acquired and if it so determines, the provisions of this Schedule 1 and of Appendix C to this Schedule 1 shall apply. The Committee shall determine in respect of each acquisition of Partnership Shares the ratio of Matching Shares to Partnership Shares which shall be offered.

2.                                      ELIGIBILITY

2.1                               If an individual participates in an award of Shares under the Plan in any Year of Assessment in which he has already participated in an award of shares under one or more other share incentive plans which are Schedule 2 SIPs and established by the Company, the Company or a Connected Company then:

(a)                                 the maximum annual amount of Free Shares which may be awarded to a Participant as set out in paragraph A.4.2 of Appendix A to this Schedule 1; and

(b)                                 the maximum deduction from Salary that may be made in respect of Partnership Shares as set out in paragraph B.2.2 of Appendix B to this Schedule 1,

(c)                                  [Intentionally blank]

shall apply as if the Plan and the other plan or plans were a single plan.

2.2                               An individual shall not be eligible to participate in an award of Free Shares, Partnership Shares or Matching Shares under the Plan at the same time as he participates in an award of shares under another employee share ownership plan which is a Schedule 2 SIP and is established by:

(a)                                 the Company; or

(b)                                 a Connected Company.

2.3                               [Intentionally blank]

3.                                      PLAN LIMITS

3.1                               No Shares may be issued for the purposes of any appropriation of Free Shares, Matching Shares or Dividend Shares to, or the purchase of Partnership Shares on behalf of, a Participant who is an Executive Director.

3.2                               The maximum number of Shares which may be allocated under the Plan on any day shall not, when added to the aggregate of the number of Shares and Old Henderson Shares which have been allocated in the previous 10 years under the Plan and under any other Employees’ Share Scheme adopted by the Company or Old Henderson, exceed such number as represents 10 per cent of the ordinary share capital of the Company in issue immediately prior to that day.

3.3                               References in this Rule 3 to the “allocation” of Shares shall mean:

(a)                                 in the case of any option, conditional share award or other similar award pursuant to which Shares may be acquired:

(i)                 the grant of the option, conditional share award or other similar award to acquire Shares, pursuant to which Shares may be issued; and

(ii)                  in so far as not previously taken into account under (i) above from the date of grant, any subscription for Shares which are issued for the purpose of satisfying any option, conditional share award or other similar award to acquire Shares; and

(b)                                 in relation to other types of Employees’ Share Scheme, the issue and allotment of Shares,

and references to “allocated” in this Rule 3 shall be construed accordingly.

3.4                               In determining the above limits no account shall be taken of

(a)                                 any allocation (or part thereof) where the option, conditional share award or other similar award to acquire Shares was released, lapsed or otherwise became incapable of vesting;

(b)                                 any allocation (or part thereof) in respect of which the Board has determined shall be satisfied otherwise than by the issue of Shares; and

(c)                                  such number of additional Shares as would otherwise have been issued on the exercise of an option for monetary consideration (the exercise price) but in respect of which the exercise price is not paid, in substitution for the issue of such lesser number of shares as have a market value equal only to the gain which the optionholder would have made on exercise (equity-settled SAR alternative).

3.5                               References to the issue and allotment of Shares shall include the transfer of treasury shares, but only until such time as the guidelines issued by institutional investor bodies cease to provide that they need to be so included.

4.                                      CONTRIBUTIONS TO BE MADE BY PARTICIPATING COMPANIES

4.1                               Contributions to be made by the Company and each Participating Company to the Trustees to support any acquisition of Free Shares or Matching Shares by the Trustees for appropriation on any Appropriation Day shall be paid not later than the fifth Dealing Day immediately prior to the relevant Appropriation Day.

4.2                               A Participating Company shall only contribute to the Trustees such sums as are required in connection with the acquisition of Shares by the Trustees for appropriation to Eligible Employees who are for the time being employees of that Participating Company.

5.                                      ACQUISITION OF FREE SHARES AND MATCHING SHARES

5.1                               The Trustees, if so directed by the Committee, shall not later than 3 days prior to the relevant Appropriation Day (which day the Company shall notify to the Trustees in advance), acquire Shares for appropriation under the Plan on that Appropriation Day as Free Shares or Matching Shares by purchase on the London Stock Exchange or privately (provided that any private purchase made at a time when shares in the Company are listed is made at a price not materially more or less than their Market Value on the day on which they are acquired).

5.2                               The Trustees, if so directed by the Committee, shall not later than 3 days prior to the relevant Appropriation Day (which day the Company shall notify to the Trustees in advance), subscribe for Shares for appropriation under the Plan on that Appropriation Day as Free Shares or Matching Shares, and the price per Share at which the Trustees subscribe for Shares under the Plan shall be the greater of:

(a)                                 the nominal value of a Share on the date of subscription; and

(b)                                 the Market Value of a Share.

6.                                      SHARES TO BE APPROPRIATED OR ACQUIRED

6.1                               Shares subscribed for by the Trustees (whether or not appropriated or acquired on behalf of Participants pursuant to the Plan) shall rank pari passu in all respects with the Shares then in issue except they will not rank for any rights attaching to Shares by reference to a record date preceding the date of issue.

6.2                               If and so long as Shares are admitted to listing by the Financial Conduct Authority acting as the UK Listing Authority, the Company shall procure that the Company shall apply for a listing for any Shares issued pursuant to the Plan as soon as practicable after the allotment thereof.

6.3                               If and so long as Shares are admitted to trading on the Official List of the London Stock Exchange, the Company shall procure that the Company shall apply for admission to trading of any Shares issued pursuant to the Plan as soon as practicable after the allotment thereof.

7.                                      CIRCULARS AND NOTICES

The Company shall procure that the registrars will send or make available to the Participants copies of all documents normally issued by the Company, and sent to the holders of Shares.

8.                                      RIGHTS ISSUES

8.1                               Whenever a company grants to the holders of any class of shares of which some are Plan Shares any rights to acquire other shares, securities or rights of any description in that company (a Rights Issue) each Participant shall be notified by the Trustees of the rights relating to his Plan Shares and he may instruct the Trustees to do one or more of the following:

(a)                                 subject to the provision by him of any necessary funds, to take up or sell all or any of the rights or allow them to lapse;

(b)                                 to sell rights nil paid to the extent necessary to enable the Trustees to subscribe in full for the balance of any unsold rights,

which instructions may be particular or of general application and relate to Plan Shares appropriated before and after the date of the relevant Rights Issue.

8.2                               The Trustees shall act upon any such instruction received by them not less than five Dealing Days before the expiry of the period allowed for the exercise of any rights pursuant to the relevant Rights Issue. If any Participant has not prior to five Dealing Days before the expiry of the period allowed for the exercise of any such rights given instructions to the Trustees with regard thereto and provided any funds necessary for the purpose, the Trustees shall allow such rights to lapse. The Trustees shall deal with any capital receipt received in consequence of the non-exercise or sale of any rights in accordance with Clause 7.2 of the Trust Deed.

8.3                               Any shares, securities or rights taken up by the Trustees on behalf of any Participant under this Rule shall, subject to Rule 13 and to the provisions of Paragraph 88 of Schedule 2 to the Act, form part of the Participant’s Plan Shares and shall be deemed to have been appropriated at the same time as the Participant’s Plan Shares to which they relate.

8.4                               Nothing in this Rule shall require the Trustees to act in any manner whereby they would incur any liability unless indemnified to their satisfaction by the Participant against such liability.

9.                                      CAPITALISATION ISSUES

Where a company allots any New Shares by way of capitalisation to the Trustees in respect of any Participant’s Plan Shares, such New Shares shall, subject to Clause 7.2 of the Trust Deed, form part of that Participant’s Plan Shares and shall be deemed to have been appropriated at the same time as the Participant’s Plan Shares in respect of which they are allotted.

10.                               RECONSTRUCTION AND TAKEOVER

10.1                        If there is a Reconstruction or Takeover affecting Plan Shares, the Participants shall be notified of such event and any Participant may give notice in writing to the Trustees instructing them on the action to be taken (and, where appropriate, exercise any right to elect to receive any particular form of consideration available thereunder) in respect of any of his Plan Shares.

10.2                        If there is a Reconstruction or Takeover affecting Plan Shares, the consideration received thereunder shall (so far as it consists of cash or securities which cannot be held under the Plan) be treated as the proceeds of a disposal under Rule 14 and (so far as it consists of New Shares) be held by the Trustees as Plan Shares subject to the Rules of the Plan mutatis mutandis as if the same were the Shares in respect of which they are issued, or which they otherwise represent.

10.3                        In the event of any Plan Shares being compulsorily acquired under Part 18 of the Companies (Jersey) Law 1991, or if under any scheme of arrangement sanctioned by the Court pursuant to Article 125 of the Companies (Jersey) Law 1991, Plan Shares are transferred to another company or cancelled for a consideration consisting of cash and/or securities or shares, the Participants concerned shall be entitled to receive notification thereof from the Trustees as soon as practicable after such acquisition, transfer or cancellation, and to give instructions to the Trustees in relation to such consideration, and the provisions of Rules 10.1, 10.2 and 13 shall apply mutatis mutandis so far as relevant.

11.                               REINVESTMENT OF CASH DIVIDENDS

11.1                        Subject as hereinafter provided the Specified Amount of any cash dividends paid in respect of Plan Shares held on behalf of a Participant shall unless otherwise directed by the Committee be applied by the Trustees in acquiring Dividend Shares to be held on behalf of a Participant. In acquiring Dividend Shares all Participants shall be treated fairly and equally. The Company may cease and start the Dividend Reinvestment part of the Plan at any time.

The “Specified Amount” of a dividend shall be an amount specified by the Company or an amount determined in accordance with a method specified by the Company.

11.2                        [Intentionally blank]

11.3                        The Trustees shall pay to the Participant such amount of any cash dividend which is in excess of the Specified Amount of such dividend as soon as practicable.

11.4                        The Trustees may retain and carry forward to be added to the amount of the next cash dividend to be reinvested the amount of the Specified Amount of any cash dividend which is insufficient to acquire a Dividend Share.

11.5                        The Trustees shall as soon as practicable pay to the Participant any amount retained in accordance with Rule 11.4:

(a)                                 [Intentionally blank]

(b)                                 if the Participant ceases to be in Relevant Employment; or

(c)                                  if a termination notice is issued in respect of the Plan pursuant to Paragraph 89 of Schedule 2 to the Act,

and for the purposes of this Rule 11.5, amounts carried forward which arise from earlier cash dividends are treated as reinvested before amounts which arise from later cash dividends.

11.6                        The Trustees shall apply the Specified Amount of any cash dividend in acquiring Dividend Shares (whether by the subscription of unissued Shares or the purchase of existing Shares (in the market or privately)) on a date set by the Trustees in relation to the acquisition of Dividend Shares which shall be within 30 days of the date on which they receive the dividend.

11.7                        The Trustees may treat the Specified Amount of a cash dividend as applied in acquiring Dividend Shares if they appropriate Shares already held by them.

11.8                        The number of Dividend Shares appropriated to a Participant on any occasion by the Trustees shall be such number as can be acquired at the Market Value of the Shares on the date referred to in Rule 11.6 above with the Specified Amount of the cash dividend received in respect of the Participant’s Plan Shares on that occasion.

11.9                        Dividend Shares shall be held by the Trustees in accordance with Clauses 4 and 8 of the Deed.

11.10                 If Dividends are not required to be reinvested, they shall be paid to the Participant as soon as practicable after they are received by the Trustees.

12.                               SCRIP DIVIDENDS

12.1                        This Rule applies where the holders of any class of shares of which some are Plan Shares are offered the right to elect to receive shares, credited as fully paid in whole or in part, in lieu of a cash dividend. Within five working days or such other period as the Trustees may decide before the closing of the offer, the Participant may:

(a)                                 instruct the Trustees to elect to receive shares; or

(b)                                 instruct the Trustees to elect to receive cash,

which instructions may be of particular or of general application and relate to Plan Shares appropriated before and after the relevant date of the Scrip Dividend.

13.                               FRACTIONAL ENTITLEMENTS

13.1                        Where a company makes an offer or invitation conferring any rights upon its members to acquire against payment additional shares, securities or rights of any description in that company or where that company allots any new securities by way of capitalisation, the Trustees shall allocate such rights or securities amongst the Participants concerned on a proportionate basis and, if such allocation shall give rise to a fraction of a security or a transferable unit thereof (in this Rule “unit”), shall round such allocation down to the next whole unit and the Trustees shall aggregate the fractions not allocated and use their best endeavours to sell any rights or units which are not allocated and distribute the net proceeds of sale (after deducting therefrom any expenses of sale and any taxation which may be payable in respect thereof) proportionately among the Participants whose allocation was rounded down, provided that any sum of less than £3 otherwise distributable to a particular Participant may be retained by the Trustees in accordance with Clause 5.3 of the Trust Deed.

13.2                        In any circumstances in which the Trustees receive New Shares which form part of a Participant’s Plan Shares the Trustees shall allocate the New Shares to the Participant by reference to the relative times of appropriation of his Plan Shares to which they relate and, if any such allocation should give rise to a fraction of a New Share, the Trustees shall, subject to the Act, round such allocation up or down to the next whole unit as they in their discretion think fit.

14.                               DISPOSALS AND PAYMENTS

The Trustees may dispose of or acquire from the Participant all or any of a Participant’s Plan Shares, or accept a sum from the Participant in order to enable the Trustees to pay to the Employer Company or to HM Revenue & Customs directly an amount sufficient to enable the Employer Company or the Trustees, as the case may be, to satisfy any obligation in respect of the Participant’s Plan Shares in accordance with Sections 510 to 512 of the Act.

15.                               WITHDRAWAL OF SHARES FROM THE PLAN ON CESSATION OF RELEVANT EMPLOYMENT

15.1                        Subject to any Restriction applicable to a Participant’s Free Shares or Matching Shares (which may include forfeiture provisions), if a Participant ceases to be in Relevant Employment, the Trustees shall:

(a)                                 transfer to the Participant or any other person whom the Participant so directs all the Participant’s Plan Shares held by them; or

(b)                                 if the Participant so directs, dispose of all the Participant’s Plan Shares held by them and account (or hold themselves, ready to account) for the proceeds of sale to the Participant or any other person whom the Participant so directs less any amounts deducted under Rule 14.

15.2                        For the purposes of this Rule 15 a Participant shall not be treated as ceasing to be in Relevant Employment if he remains in the employment of the Company or any Associated Company.

16.                               TRANSFER OF LEGAL TITLE

The Trustees shall transfer the legal title to any Plan Shares into the name of the relevant Participant or to another person as soon as reasonably practicable after the Participant gives the Trustees any written direction to that effect in accordance with the rules of the Plan.

17.                               STAMP DUTY

Any stamp duty or other expenses involved in any transfer of Shares by the Trustees shall be payable:

(a)                                 in the case of a transfer into the name of the Participant concerned, by the Trustees (and reimbursed by the Company); and

(b)                                 in any other case, by the transferee concerned.

18.                               NOTICES

18.1                        The Trustees shall not be bound to act upon any instructions given by or on behalf of a Participant or any person in whom the beneficial interest in his Plan Shares is for the time being vested pursuant to the Plan unless such instructions are received by the Trustees from the relevant person.

18.2                        Any notice which the Trustees are required or may desire to give to any Eligible Employee or Participant pursuant to the Plan shall be in writing and sufficiently given if delivered to him personally via electronic means or sent first class through the post pre-paid addressed to the Eligible Employee or Participant at his address last known to the Trustees (including any address supplied by the relevant Participating Company or any Subsidiary as being his address) or if sent through the Company’s internal postal service, and if so sent by post shall be deemed to have been duly given on the day following the date the notice is posted and if sent through the Company’s internal postal service shall be deemed to have been duly given three working days after the date of posting. Notices sent by electronic means shall be deemed to have been duly given on the day following the date the notice was sent. Any document so sent to a Participant shall be deemed to have been duly delivered notwithstanding that he be then deceased (and whether or not the Trustees have notice of his death) except where his personal representatives have established their title to the satisfaction of the Trustees and supplied to the Trustees an address to which documents are to be sent.

19.                               INFORMATION

The Trustees shall maintain such records as may be necessary to comply with the Act, and shall at all times and from time to time give to each Participant such information as shall be in their possession to enable him to determine and quantify any liability he may have to income tax under Part 2 of the Act.

20.                               DISPUTES

The decision of the Committee in any dispute or question affecting any Eligible Employee or Participant under the Plan shall be final and conclusive.

21.                               TERMS OF EMPLOYMENT

21.1                        Nothing in the Deed or the Plan shall in any way be construed as imposing upon a Participating Company a contractual obligation as between the Participating Company and an employee to contribute or to continue to contribute to that Plan.

21.2                        In no circumstances shall any person who has ceased to be an employee of the Company, any Subsidiary of the Company or any Associated Company by reason of dismissal or otherwise howsoever or who is under notice of termination of his employment be entitled to claim as against any Participating Company, Subsidiary, Associated Company or the Trustees any compensation for or in respect of any consequential loss he may suffer by reason of the operation of the terms of the Plan or of the provisions of the Act.

APPENDIX A

FREE SHARES

A.1                             Invitations to Participate in Appropriations of Free Shares

A.1.1                   Whenever the Committee resolves that Free Shares may be appropriated to Eligible Employees in accordance with Rule 1.1 of Schedule 1 , the provisions of this Appendix A shall apply.

A.1.2                   The Company shall issue a letter of invitation in the form of Schedule 2 to each Eligible Employee who has not previously become a Participant (and, if applicable, to each Eligible Employee who has, since Free Shares were last appropriated, revoked a notice previously served by him under paragraph A.1.6) to consent to the appropriation of Free Shares under the Plan by returning the accompanying contract of participation in the form of Schedule 3 duly completed by such date as shall be specified in the letter of invitation (but in any event prior to the relevant Appropriation Day).

A.1.3                   The Company, shall in respect of each appropriation of Free Shares specify a Holding Period applicable to those Free Shares and any Dividend Shares which once specified may not be increased in respect of that appropriation.

A.1.4                   The Company may in respect of each appropriation of Free Shares specify any Restriction that shall apply to those Free Shares (which may include forfeiture provisions).

A.1.5                   A contract of participation shall bind the relevant Eligible Employee in contract with the Company in consideration of the appropriation to him of Free Shares:

(a)                                 to permit all Free Shares appropriated to him and any Dividend Shares to remain in the hands of the Trustees throughout the applicable Holding Period or, if earlier, until he ceases to be in Relevant Employment; and

(b)                                 not to assign, charge or otherwise dispose of his beneficial interest in any Free Shares or any Dividend Shares during the applicable Holding Period or, if earlier, until he ceases to be in Relevant Employment; and

(c)                                  if he directs the Trustees to transfer the legal title of any Free Shares to him or any other person at any time before the end of the period of five years beginning with the date on which the Free Shares are appropriated to him, to agree to the Trustees disposing of any of a Participant’s Shares in order to enable the Trustees to pay to the Employer Company an amount sufficient to enable the Employer Company to satisfy any obligation to deduct PAYE in accordance with Sections 510 to 512 of the Act unless he pays to the Trustees a sum equal to the amount of such obligation

PROVIDED that no Participant by virtue of the signature of a contract of participation shall be precluded from directing the Trustees to dispose of his Free Shares in accordance with paragraph 37 of Schedule 2 to the Act in the event of a

Reconstruction or a Takeover affecting his Free Shares or from directing the Trustee to require an offeror to acquire his Free Shares pursuant to a right arising under Section 983 of the Companies Act 2006.

A.1.6                   An individual may by notice given to the Company before an Appropriation Day direct that Free Shares shall not be appropriated to him on that Appropriation Day or on each subsequent Appropriation Day. A notice given by an individual under this paragraph A.1.6 may be revoked by that individual giving the Company a written notice of revocation.

A.2                             Basis of Allocation of Free Shares

A.2.1                   The Free Shares to be appropriated to Eligible Employees shall be allocated to such Eligible Employees on the same terms in accordance with one or more of the following formulae to be determined in respect of each appropriation by the Committee:

(a)                                 Eligible Employees shall be appropriated Free Shares the number or value of which shall be determined by reference to their remuneration; or

(b)                                 Eligible Employees shall be appropriated Free Shares the number or value of which shall be determined by reference to their length of service with a Qualifying Company; or

(c)                                  Eligible Employees shall be appropriated Free Shares the number or value of which shall be determined by reference to the number of hours they work for a Qualifying Company; or

(d)                                 Eligible Employees shall be appropriated a fixed number of Free Shares or a number of Free Shares with a Market Value equal to a fixed sum; or

(e)                                  Eligible Employees shall, subject to the provisions of paragraph A.6, be appropriated Free Shares the number or value of which shall be determined according to the achievement by the Unit in which the Eligible Employee works of performance targets and/or performance measures during a Performance Period which in the case of performance measures shall:

(i)             be based on business results or other objective criteria determined by the Committee; and

(ii)              be fair and objective measures of the performance of that Unit,

PROVIDED THAT where an appropriation of Free Shares is based upon more than one of the factors mentioned in paragraphs (a), (b) or (c) each factor shall give rise to a separate entitlement to Free Shares related to the level of remuneration, length of service or hours worked (as the case may be) and the total entitlements shall be the sum of those separate entitlements.

A.3                             Performance Targets and Measures

A.3.1                   Any appropriation of Free Shares which is made by reference to a performance measure or performance target pursuant to Paragraph A.2.1(e) must comply either with the requirements of Paragraph A.3.2 (Method One) or the requirements of Paragraph A.3.3 (Method Two).

A.3.2                   The requirements of this Paragraph A.3.2 (Method One) are that:

(a)                                 at least twenty per cent. (20%) of the Free Shares of any class appropriated to an Eligible Employee on any occasion shall be appropriated without reference to performance and in accordance with the requirements of Paragraphs 9 and 41(3) and (4) of Schedule 2 to the Act (same terms); and

(b)                                 the Free Shares which are not appropriated in accordance with (a) shall be appropriated by reference to performance; and

(c)                                  the greatest number of Free Shares appropriated to any Eligible Employee on any occasion by reference to performance shall not be more than four times greater than the greatest number of Free Shares of the same class appropriated to any Eligible Employee on that occasion by reference to factors which are not performance related.

A.3.3                   The requirements of this Paragraph A.3.3 (Method Two) are that:

(a)                                 some or all of the Free Shares must be appropriated by reference to performance; and

(b)                                 the appropriation of Free Shares to Eligible Employees within a Unit shall be in accordance with the requirements of Paragraphs 9 and 42(4) of Schedule 2 to the Act (same terms).

A.3.4                   An Eligible Employee may not be a member of more than one Unit in any Participating Company in respect of any Plan Period.

A.3.5                   The Company must notify as soon as reasonably practicable :

(a)                                 each Eligible Employee to whom Free Shares may be appropriated in respect of a Performance Period of any performance targets and measures which will be used to determine the number or value of Free Shares appropriated to him in respect of that Performance Period; and

(b)                                 all Eligible Employees of the Company and of any Participating Company in general terms of the performance measures to be used to determine the number or value of Free Shares to be appropriated to each individual

PROVIDED THAT in respect of paragraph (b) above the Company shall not be required to include in such notification any information which the Committee reasonably considers would prejudice the confidentiality of commercially sensitive information.

A.4                             Appropriation of Free Shares

A.4.1                   An individual shall not be eligible to have an appropriation of Free Shares if at the date of such appropriation he is not an Eligible Employee.

A.4.2                   The aggregate of the Appropriation Values of all Free Shares which may be allocated to any Participant in any Year of Assessment shall not exceed £3,600 or such other amount as may from time to time be permitted by Schedule 2 to the Act.

A.4.3                   Where the Trustees appropriate Free Shares a proportion of which rank for any dividend or other distribution or other rights attaching to Shares by reference to a record date preceding the relevant Appropriation Day and a proportion of which do not, then the Free Shares to be appropriated to each Eligible Employee shall as far as practicable be in the same proportions thereto.

A.5                             Restrictions attaching to Free Shares

A.5.1                   Free Shares may be appropriated to a Participant on terms that any Restriction shall apply to those Free Shares (which may include forfeiture provisions)(1).

A.5.2                   [Intentionally blank]

A.5.3                   [Intentionally blank]

A.6                             Ceasing to be in Relevant Employment

A.6.1                   For the purposes of this Appendix A a Participant shall not be treated as ceasing to be in Relevant Employment if he remains in the employment of the Company or any Associated Company.

(1) In respect of Free Shares awarded prior to 17 July 2013, Rule A.5 reads as follows:

A.5.1                   Free Shares may be appropriated to a Participant on terms that the Participant shall cease to be beneficially entitled to such Free Shares if within the specified Forfeiture Period applicable to that appropriation of Free Shares he:

(a)                                 directs the Trustees to transfer the Free Shares to himself or another person; or

(i)            assigns, charges or otherwise disposes of his beneficial interest in such Free Shares; or

(ii)           directs the Trustees to dispose of the Free Shares and to account to himself or another person for the proceeds of sale; or

(b)                                 ceases to be in Relevant Employment for any reason other than one mentioned in paragraph 00 to 0 below.

A.5.2                   The reasons referred to in Paragraph A.5.1 are:

(i)         injury or disability;

(ii)        redundancy within the meaning of the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996;

(iii)       a transfer of an undertaking or part of an undertaking to which the Transfer of Undertakings (Protection of Employment) Regulations 1981 apply;

(iv)       a change of Control or other circumstances ending the Associated Company status of the company by which the Participant is employed;

(v)        retiring [ … ][Amended by the Finance Act 2013 in respect of Shares awarded prior to 17 July 2013]; or

(vi)       death.

A.5.3                   Any terms for forfeiture of Free Shares may not be linked to the performance of any person or persons, and shall apply in relation to all Free Shares appropriated to Eligible Employees on the same occasion.

APPENDIX B

PARTNERSHIP SHARES

B.1                             The Partnership Share Agreement

B.1.1                   Whenever the Committee resolves that Partnership Shares may be acquired on behalf of Eligible Employees out of deductions from their Salary in accordance with Rule 1.2 of Schedule 1 , the provisions of this Appendix B shall apply.

B.1.2                   The Company shall procure the issue to all Eligible Employees of a letter of invitation and a Partnership Share Agreement in the form of Schedule 4 by which the Company shall invite each Eligible Employee on the same terms to apply to acquire Partnership Shares by entering into and returning the Partnership Share Agreement duly completed by such date as shall be specified in the letter of invitation.

B.1.3                   Under the Partnership Share Agreement the relevant Eligible Employee shall agree with the Company and the Trustees to allocate part of his Salary for the purchase of Partnership Shares and the Company shall agree to arrange the acquisition of Partnership Shares on behalf of the Eligible Employee in accordance with the rules of the Plan.

B.1.4                   Partnership Shares shall be acquired with monies deducted from an Eligible Employee’s Salary at such intervals and in such amounts or percentages as shall be specified in the Partnership Share Agreement or such other intervals, amounts or percentages as may be agreed between the Company and the Eligible Employee from time to time but which shall be subject to the provisions of paragraphs B.2 and B.3.

B.1.5                   If the Committee has determined that an Accumulation Period shall apply in respect of any acquisition of Partnership Shares and a Reconstruction occurs during that Accumulation Period which results in New Shares being issued/allocated in place of the Partnership Shares, the Partnership Share Agreement shall provide that if the Participant consents, it shall have effect after the Reconstruction as if it were an agreement for the purchase of shares which are New Shares.

B.1.6                   The Committee may specify the maximum number of Partnership Shares which may be acquired on a Participant’s behalf on any occasion or in respect of any Accumulation Period.

B.1.7                   The Partnership Share Agreement shall contain an undertaking by the Company to notify an Eligible Employee of any restriction specified pursuant to Rule B.1.6 on the number of Shares which may be acquired which notification shall be given:

(a)                                 if there is no Accumulation Period, before any deduction of monies is made from Salary; and

(b)                                 if there is an Accumulation Period, before the beginning of the Accumulation Period relating to the Partnership Shares.

B.1.8                   If pursuant to Rule 1.3 of Schedule 1 the Company determines in respect of any acquisition of Partnership Shares that Matching Shares shall be offered, the Partnership Share Agreement shall specify:

(a)                                 the ratio of Matching Shares to Partnership Shares offered by the Company; and

(b)                                 the circumstances (if any) and manner in which the ratio may be changed by the Company before the related Partnership Shares are acquired.

B.1.9                   The Company may not enter into a Partnership Share Agreement with an Eligible Employee unless the agreement contains a notice as required by Paragraph 48 of Schedule 2 to the Act in the form prescribed by regulations containing information as to the possible effect of deductions on an employee’s entitlement to social security benefits, statutory sick pay and statutory maternity pay.

B.1.10            The Committee shall specify the Holding Period applicable to any Dividend Shares and the Partnership Share Agreement shall bind the relevant Eligible Employee in contract with the Company to permit any Dividend Shares to be held as described in paragraphs A.1.5(a) and (b) of Appendix A .

B.2                             Limits on Partnership Share Monies

B.2.1                   The minimum amount which may be deducted from an Eligible Employee’s Salary and whether a particular description of earnings is not to be regarded as forming part of an Eligible Employee’s salary for this purpose shall be determined by the Committee and specified in the Partnership Share Agreement and shall be the same for all Eligible Employees but shall not be greater than £10 (or such other minimum amount as may be prescribed from time to time by Paragraph 47 of Schedule 2 to the Act) in any calendar month (irrespective of the intervals at which the Eligible Employee is paid).

B.2.2                   The maximum amount which may be deducted from an Eligible Employee’s Salary shall be determined by the Committee and specified in the Partnership Share Agreement and shall be the same for all Eligible Employees but shall not be greater than:

(a)                                 in the case where an Accumulation Period does not apply, the lesser of 10% of the Salary from which the deduction is made and £1,800 in any Year of Assessment; and

(b)                                 if an Accumulation Period does apply, the lesser of 10% of the total of the Salary payments made to the Eligible Employee during the Accumulation Period and £1,800 in any Year of Assessment.

In this paragraph B.2.2 references to any percentage or amount shall be construed as references to any maximum percentage or amount (as the case may be) which may be permitted from time to time by Paragraph 46 of Schedule 2 to the Act.

B.2.3                   Any amount deducted from an Eligible Employee’s Salary in excess of the limits referred to in paragraph B.2.2 or such other lower limit as is specified in the Partnership Share Agreement shall be paid to the Eligible Employee as soon as practicable.

B.2.4                   For the avoidance of doubt, where an amount has been deducted from Salary and Shares have been acquired on behalf of the Eligible Employee, and the Eligible Employee thereafter ceases to hold Relevant Employment in the same Year of Assessment, if the amount deducted from Salary exceeds the limits referred to in paragraph B.2.2 or such other lower limit as is specified in the Partnership Share Agreement for the Year of Assessment in which the Relevant Employment terminates then:

(a)                                 the Shares acquired with the amount deducted from an Eligible Employee’s Salary in excess of the limits referred to in paragraph B.2.2 (the Excess Partnership Shares) will not constitute Plan Shares;

(b)                                 subject to paragraph B.2.4(c), the Trustees may, if the Eligible Employee so directs, dispose of all of the Eligible Employee’s Excess Partnership Shares held by them and account (or hold themselves ready to account) for the proceeds of sale to the Eligible Employee (or any other person the Eligible Employee so directs) or transfer to the Eligible Employee (or any other person whom the Eligible Employee so directs) all the Eligible Employee’s Excess Partnership Shares;

(c)                                  the Trustees may dispose of some of the Excess Partnership Shares or accept a sum from the Eligible Employee in order to enable them to pay to the Employer Company an amount sufficient to enable the Employer Company to satisfy any income tax and national insurance contributions obligations.

B.2.5                   Any money deducted from an Eligible Employee’s Salary to acquire Partnership Shares shall, subject to paragraphs B.2.3 and B.3, be paid to the Trustees as soon as practicable and held by the Trustees on behalf of that Eligible Employee until it is applied by the Trustees in acquiring Partnership Shares on the Eligible Employee’s behalf.

B.2.6                   The Trustees shall keep any money which they are required to hold pursuant to Paragraph B.2.5 in an account (which may or may not be interest bearing) with:

(a)                                 a person falling within Section 991(2)(b) of the Income Tax Act 2007;

(b)                                 a building society; or

(c)                                  a firm falling within Section 991(2)(c) of the Income Tax Act 2007.

B.2.7                   If monies deducted from Salary and held on an Eligible Employee’s behalf are held in an interest bearing account the Trustees must account to the Eligible Employee for that interest.

B.3                             Acquisition of Partnership Shares

B.3.1                   An individual shall not be eligible to have Partnership Shares acquired on his behalf unless:

(a)                                 if there is no Accumulation Period, he is an Eligible Employee at the time the monies for that acquisition are deducted from his Salary; or

(b)                                 if there is an Accumulation Period, he is an Eligible Employee at the time the monies for that acquisition are first deducted from his Salary.

Where no Accumulation Period Applies

B.3.2                   If no Accumulation Period applies to any particular acquisition of Partnership Shares, the provisions of paragraphs B.3.3, B.3.4 and B.3.5 shall apply.

B.3.3                   Amounts deducted from Salary shall be applied in the acquisition of Partnership Shares on a date set by the Trustees in relation to the relevant award of Partnership Shares, which shall be within thirty days after the last date on which the amounts to be applied in acquiring the Partnership Shares are deducted from the Participant’s Salary.

B.3.4                   Subject to any scaling down pursuant to paragraph B.3.12 below, the number of Partnership Shares acquired on behalf of a Participant shall be determined by reference to the Market Value of the Shares on the date referred to in paragraph B.3.3 above.

B.3.5                   If any monies deducted from a Participant’s Salary cannot be applied in the acquisition of Partnership Shares, the surplus may, if the Partnership Share Agreement so provides, be carried forward and added to the amount of the next deduction from Salary and applied in the next acquisition of Partnership Shares, and otherwise shall be paid to the Participant as soon as practicable.

Where an Accumulation Period applies

B.3.6                   If an Accumulation Period applies to any particular acquisition of Partnership Shares the provisions of paragraphs B.3.7 to B.3.9 shall apply.

B.3.7                   Amounts deducted from Salary shall be applied in the acquisition of Partnership Shares on a date set by the Trustees in relation to that acquisition of Partnership Shares, which shall be within thirty days after the end of the Accumulation Period relating to that acquisition of Partnership Shares.

B.3.8                   Subject to any scaling down pursuant to paragraph B.3.12 below, the number of Partnership Shares acquired on behalf of a Participant shall be determined by reference to:

(a)                                 the lower of:

(i)                     the Market Value of the Shares at the beginning of the Accumulation Period; and

(ii)                  the Market Value of the Shares on the date referred to in paragraph B.3.7 above;

(b)                                 the Market Value of the Shares at the beginning of the Accumulation Period; or

(c)                                  the Market Value of the Shares on the date referred to in paragraph B.3.7,

and the Partnership Share Agreement shall specify which of (a), (b) or (c) shall apply.

B.3.9                   If any monies deducted from a Participant’s Salary during an Accumulation Period cannot be applied in the acquisition of Partnership Shares the surplus may, if the Partnership Share Agreement so provides, be carried forward and used in the next acquisition of Partnership Shares on behalf of that Participant, and otherwise shall be paid to the Participant as soon as practicable.

B.3.10            If a Participant ceases to be in Relevant Employment during an Accumulation Period, any monies deducted from his salary during that period, shall be paid to the Participant as soon as practicable after he so ceases.

B.3.11            If the Partnership Share Agreement provides that an Accumulation Period comes to an end on the occurrence of a specified event, any monies deducted from a Participant’s Salary during that period shall be paid to the Participant as soon as practicable.

Scaling Down

B.3.12            If applications to acquire Partnership Shares would, if they were satisfied in full, result in any maximum specified pursuant to Rule B.1.6 being exceeded, the number of Partnership Shares applied for by each Eligible Employee shall be reduced proportionately to the extent necessary to eliminate the excess and each application shall be treated as varied accordingly.

B.4                             Stopping and Restarting Deductions

B.4.1                   A Participant may at any time by notice to the Company request that no further deductions be made from his Salary pursuant to a Partnership Share Agreement. The Company shall stop deductions within 30 days of the receipt of any such notice or on such later date as the Participant may specify in the notice.

B.4.2                   A Participant may at any time give notice to the Company that he wishes to restart deductions from his Salary. The Company must restart deductions under the Partnership Share Agreement not later than the date of the first deduction under the Partnership Share Agreement which is due more than 30 days after receipt of the Participant’s notice to restart making deductions. If a Participant stops making deductions from Salary and then re-starts, he may not make up any missed deductions from Salary.

B.4.3                   Where an Accumulation Period applies, a Participant may not give more than one notice to restart deductions in any one Accumulation Period.

B.5                             Withdrawal from Plan

B.5.1                   A Participant may at any time by notice to the Company withdraw from a Partnership Share Agreement in which case no further Partnership Shares shall be acquired on his behalf pursuant to that Partnership Share Agreement, no further deduction shall be made from his Salary and any monies held on his behalf to acquire Partnership Shares shall be paid to him as soon as practicable. Unless a later date is specified in the notice, the notice shall be treated as taking effect 30 days after it is received by the Company.

B.6                             Access to Partnership Shares

B.6.1                   A Participant may at any time after Partnership Shares have been acquired on his behalf:

(a)                                 direct the Trustees to transfer all or any of the Partnership Shares to himself or another person; or

(b)                                 assign, charge or otherwise dispose of his beneficial interest in all or any of the Partnership Shares; or

(c)                                  direct the Trustees to dispose of all or any of the Partnership Shares and account to himself or another person for the proceeds of sale.

B.7                             General

B.7.1                   If the Plan is to cease to be a Schedule 2 SIP by virtue of paragraph 81H or paragraph 81I of Schedule 2 or a plan termination notice is issued in respect of the Plan pursuant to Paragraph 89 of Schedule 2 to the Act, any monies held on a Participant’s behalf to acquire Partnership Shares shall be paid to the Participant as soon as practicable after the relevant day (within the meaning of paragraph 56(2A) or (2B) of the Schedule) or after the plan termination notice is notified to the Trustees (as the case may be).

B.7.2                   Stamp duty chargeable on any instruments of transfer entered into pursuant to any acquisition of Partnership Shares and any other related costs of such acquisition shall be borne by the Company.

B.7.3                   Partnership Shares shall not be subject to any provision under which they may be forfeit.

APPENDIX C

MATCHING SHARES

C.1                             Appropriations of Matching Shares

C.1.1                   Whenever the Committee resolves that Matching Shares may be offered for appropriation to Eligible Employees in accordance with Rule 1.3 of Schedule 1 the provisions of this Appendix C shall apply.

C.1.2                   The ratio of Matching Shares to Partnership Shares which shall be offered in respect of any acquisition of Partnership Shares shall be determined by the Committee, offered to all Eligible Employees on the same terms and shall be specified in the Partnership Share Agreement governing the acquisition of the relevant Partnership Shares. The ratio shall not be greater than two Matching Shares for every one Partnership Share acquired or such other ratio as may be permitted from time to time by Paragraph 60 of Schedule 2 to the Act.

C.1.3                   The Company may determine that the ratio of Matching Shares to Partnership Shares may be altered by the Company in certain circumstances prior to the acquisition of the related Partnership Shares and if it does so, the Partnership Share Agreement shall specify the circumstances and the manner in which the ratio may be changed.

C.1.4                   The Company, shall, in respect of each appropriation of Matching Shares specify a Holding Period applicable to those Matching Shares and any Dividend Shares which shall be stated in the Partnership Share Agreement relating to the Partnership Shares to which the Matching Shares relate and which, once specified, may not be increased in respect of that appropriation.

C.1.5                   The Company may in respect of each appropriation of Matching Shares specify any Restriction that shall apply to those Matching Share (which may include forfeiture provisions).

C.1.6                   The Partnership Share Agreement relating to the Partnership Shares to which the Matching Shares relate shall bind the relevant Eligible Employee in contract with the Company in consideration of the appropriation to him of the Matching Shares:

(a)                                 to permit all Matching Shares appropriated to him to remain in the hands of the Trustees throughout the applicable Holding Period or, if earlier, until he ceases to be in Relevant Employment; and

(b)                                 not to assign, charge or otherwise dispose of his beneficial interest in any Matching Shares during the applicable Holding Period or, if earlier, until he ceases to be in Relevant Employment; and

(c)                                  if he directs the Trustees to transfer the legal title of any Matching Shares to him or any other person at any time before the end of the applicable Holding Period or in contravention of any Restriction applicable to such Shares, to agree to the Trustees disposing of any of a Participant’s Shares in order to enable the Trustees to pay to the Employer Company an amount sufficient to enable the Employer Company to satisfy any obligation in accordance with Sections 510 to 512 of the Act unless he pays to the Trustees a sum equal to the amount of such obligation

PROVIDED THAT no Participant by virtue of the signature or execution of a contract of participation shall be precluded from directing the Trustees to dispose of his Matching Shares in the event of a Reconstruction or a Takeover affecting his Matching Shares or from directing the Trustees to require an offeror to acquire his Dividend Shares pursuant to a right arising under Section 983 of the Companies Act 2006.

C.1.7                   An individual shall not be eligible to have an appropriation of Matching Shares unless:

(a)                                 if there is no Accumulation Period, he is an Eligible Employee at the time the monies for the acquisition of the Partnership Shares to which the Matching Shares relate are deducted from his Salary; or

(b)                                 if there is an Accumulation Period, he is an Eligible Employee at the time the first deduction for the acquisition of the Partnership Shares to which the Matching Shares relate is made from his Salary.

C.1.8                   Matching Shares shall be appropriated to a Participant on the same date as the Partnership Shares to which they relate are acquired on behalf of the Participant.

C.1.9                   Matching Shares appropriated on a day shall be appropriated to all Participants on whose behalf Partnership Shares have been acquired on that day on the same basis.

C.1.10            The number of Matching Shares to be appropriated to a Participant on any day shall be proportional to the number of Partnership Shares acquired on his behalf on that day and shall not exceed a ratio of two Matching Shares for every one Partnership Share.

C.2                             Restrictions attaching to Matching Shares

C.2.1                   Matching Shares may be appropriated to a Participant on terms that any Restriction shall apply to those Matching Shares (which may include forfeiture provisions)(2).

(2) In respect of Matching Shares awarded prior to 17 July 2013, Rule C.2 reads as follows:

C.2.1                   Matching Shares may be appropriated to a Participant on terms that the Participant shall cease to be beneficially entitled to such Matching Shares if within the Forfeiture Period applicable to those Matching Shares he:

(a)                                 directs the Trustees to transfer the Partnership Shares to which the Matching Shares relate to himself or another person; or

(i)            assigns, charges or otherwise disposes of his beneficial interest in the Partnership Shares to which the Matching Shares relate; or

(ii)           directs the Trustees to dispose of the Partnership Shares to which the Matching Shares relate and to account to himself or another person for the proceeds of sale; or

(b)                                 directs the Trustees to transfer the Matching Shares to himself or another person; or

(i)            assigns, charges or otherwise disposes of his beneficial interest in the Matching Shares; or

(ii)           directs the Trustees to sell the Matching Shares and to account to himself or another person for the proceeds of sale; or

(c)                                  ceases to be in Relevant Employment for any reason other than one mentioned in paragraph 00, 0, 0, 0, 0, 0 above (as amended by Finance Act 2013, as set out in footnote 1 above).

C.2.2                   [Intentionally blank]

C.3                             Ceasing to be in Relevant Employment

C.3.1                   For the purposes of this Appendix C a Participant shall not be treated as ceasing to be in Relevant Employment if he remains in the employment of the Company or any Associated Company.

C.2.2                   Any terms for forfeiture of Matching Shares may not be linked to the performance of any person or persons, and shall apply in relation to all Matching Shares appropriated to Eligible Employees on the same occasion.

SCHEDULE 2

LETTER OF INVITATION

To:                             [Participant]

Date:

The Directors of Henderson Group plc (the Company) invite you to participate in the Henderson Buy-As-You-Earn (“the Plan”) with effect from [•].

A copy of the explanatory booklet describing the Plan is enclosed and you are advised to read this carefully. A copy of the rules of the Plan may be obtained from the HR pages of the Source

Describe Accumulation Period, if any, for the Partnership Shares and the related Matching Shares ratio, and any awards of Free Shares.

Set out any performance measures/targets which are relevant.

In order to participate in the Plan, you are required (pursuant to the terms of Chapter 6 of Part 7 of and Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003), to enter into an agreement with the Company in the terms of the enclosed Partnership Share Agreement and Agreement for Free Shares which should be returned to ExcellerateHRO to arrive not later than [•] on [•].

For and on behalf of

Henderson Group plc

SCHEDULE 3

AGREEMENT FOR FREE SHARES

The Henderson Buy-As-You-Earn Plan

Contract under Paragraph 36 of Schedule 2 to the Act

To:                             The Directors

Henderson Group plc(the Company)

[address]

Copy:              The Trustees of the Plan

From: (Name)

(Residential Address)

THIS AGREEMENT SHOULD BE SIGNED AND DATED AND RETURNED TO ExcellerateHRO SO AS TO BE RECEIVED BY [•]

This Agreement applies to the invitation issued on 1st October to be awarded [ ]worth of Free Shares and is subject to the terms of the Henderson Buy-As-You-Earn Plan (the Plan).

The definitions used in the Plan Rules apply in this Agreement for Free Shares save where the context otherwise requires.

1.                                      I have received the Company’s letter dated [•] and the Explanatory Booklet explaining the Plan.

2.                                      I accept the invitation to participate in the Plan and agree to be bound by the Rules of the Plan (including any amendments or additions which may subsequently be made thereto) and to accept the Free Shares on and subject to the terms of the Memorandum and Articles of Association of the Company.

3.                                      So long as I am eligible to participate in the Plan, and unless I shall have notified you to the contrary, I request and authorise you on each occasion that Free Shares are to be appropriated to me under the Plan, to appropriate my full entitlement.

4.                                      I request you to appropriate on the forthcoming Appropriation Day my full entitlement of Free Shares.

5.                                      In consideration of the right to participate and receive my Free Shares, I agree:

(a)                                 throughout the Holding Period of 3 years, and except as may be permitted in the event of a Reconstruction or Takeover, or a right arising under Section 983 of the Companies Act 2006, or on my ceasing to be in Relevant Employment, to allow my Free Shares to remain in the hands of the Trustees without any assignment, charge or other disposal of my beneficial interest in such Free Shares;

(b)                                 if I direct the Trustees to dispose of any of my Free Shares or to transfer the legal title to such Free Shares to me or any other person at any time before the end of the period of five years beginning with the date on which the Free Shares are appropriated to me, that the Trustees may dispose of any Plan Shares held by them on my behalf under the terms of the Plan in order to enable the Trustees to pay to my Employer Company an amount sufficient to enable my Employer Company to satisfy any obligations to deduct PAYE in accordance with Sections 510 to 512 of the Act in respect of my Free Shares unless I pay to the Trustees a sum equal to the amount of such obligation.

6.                                      [I agree that the Specified Amount of each dividend paid on my Free Shares will be invested by the Trustees in acquiring more shares (Dividend Shares) in accordance with the Rules of the Plan. The Specified Amount shall be [100% of the amount of each cash dividend].]

OR                              [I agree that all dividends paid on my Free Shares will be paid to me by the Trustees.]

7.                                      I agree that any Dividend Shares shall remain in the hands of the Trustees without any assignment, charge or other disposal of my beneficial interest in such Dividend Shares throughout the three year Holding Period.

8.                                      I acknowledge that:

(a)                                 my participation in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases;

(b)                                 I may ask the Trustees to transfer or sell my Free Shares and Dividend Shares at any time after the end of the Holding Period, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan;

(c)                                  if I take my Free Shares or Dividend Shares out of the Plan, I may pay the Trustees a sum to cover any income tax or National Insurance Contributions instead of them selling some or all of my Shares;

(d)                                 if there is a rights issue, the Trustees may sell some of the rights attached to my Free Shares and Dividend Shares in the Plan, in order that they can exercise the rights attached to other Shares held on my behalf in the Plan;

(e)                                  I can at any time withdraw from this Agreement, by advising the Company in writing or by electronic means specified by the Company;

(f)                                   withdrawal from this agreement will not affect the terms on which I agreed to accept any Shares that have already been awarded to or bought for me under the terms of the Plan;

(g)                                  my obligations during the Holding Period will end:

(i)                     if I cease to be in Relevant Employment, and I understand that this may lead to forfeiture of my Free Shares; or

(ii)                  if the Company terminates the Plan and I have consented to the transfer to me of my Free Shares and Dividend Shares; and

(h)                                 I will forfeit my Free Shares if I cease to be in Relevant Employment within 6 months from the date of the Award, unless the employment ceases for one of the following reasons:

(i)                     injury or disability;

(ii)                  redundancy;

(iii)               transfer of employment to which the Transfer of Undertakings (Protection of Employment) Regulations 2006 apply;

(iv)              a change of Control or other circumstances ending the Associated Company status of the Company by which I am employed;

(v)                 retirement; or

(vi)              death.

(i)                                     [The amount of any cash dividend in excess of the Specified Amount will be paid to me](3). Any amount of the Specified Amount of a cash dividend that cannot be used to buy Dividend Shares shall be carried forward and added to the next cash dividend to be reinvested.

9.                                      I undertake to notify the Trustees of any change in my residential address.

Data Protection

I understand that in order to administer the Plan, the Company will need to hold and process personal data (such as my name, address, and salary details) in both electronic and other forms and to transfer such personal data to other companies in the Henderson Group PLC Group and to third parties involved in the administration of the Plan. By signing this letter I consent to the use, transfer and processing of such personal data by the Company, other Henderson Group PLC Group companies, the Trustee and any third parties appointed by the Company in connection with and for the purpose of, my participation in and the administration of the Plan.

Signed
Date

Note: This form should be returned before [•] to ExcellerateHRO.

(3) Only use if the Specified Amount is less than 100% of the cash dividend

SCHEDULE 4

PARTNERSHIP SHARE AGREEMENT

THE HENDERSON BUY-AS-YOU-EARN PLAN

Contract under Paragraph 44 of Schedule 2 to the Act

To:                             The Directors

Henderson Group plc

47 Esplanade, St Helier, Jersey JE1 OBD

Copy: The Trustees of the Plan

From: (Name)

(Residential Address)

THIS AGREEMENT SHOULD BE SIGNED AND DATED AND RETURNED TO ExcellerateHRO SO AS TO BE RECEIVED BY [•].

This Agreement applies to the invitation to apply to acquire an award of Partnership Shares and Matching Shares issued on [•].

The definitions used in the Plan Rules apply in this Agreement for Partnership Shares and Matching Shares save where the context otherwise requires.

1.                                      I have received the Company’s letter dated [•] and the Explanatory Booklet explaining the Buy As You Earn Plan (the Plan).

2.                                      I accept the offer to acquire Partnership Shares and agree to be bound by the Rules (including any amendments or additions which may subsequently be made thereto).

3.                                      I agree that £               (insert amount between £10 and £150 and not more than 10% of pay) shall be deducted from my Salary every month but the total amounts deducted will not exceed £1,800 in any Year of Assessment to be applied by the Trustees in acquiring Partnership Shares on my behalf.

4.                                      If there is an Accumulation Period

I agree that the deductions from my Salary will be accumulated by the Trustees between beginning of accumulation period and end of accumulation period and that the Trustees will acquire Partnership Shares on my behalf on the day which is not more than 30 days after the end of the Accumulation Period. I agree that any deductions from my Salary which cannot be used to buy Partnership Shares will be repaid to me after the deduction of any necessary income tax or National Insurance Contributions/carried forward and added to the next Accumulation Period but if no such Accumulation Period then follows they will be repaid to me after the deduction of any necessary income tax or National Insurance Contributions.

If no Accumulation Period

I agree that the deductions from my Salary will be applied by the Trustees in acquiring Partnership Shares in the Company on my behalf on the day which is not more than 30 days after the deduction is made. I agree that any deductions from my Salary which cannot be used to buy Partnership Shares will be repaid to me after the deduction of any necessary income tax and National Insurance Contributions/carried forward and added to the next Salary deduction but if no such Salary deduction then follows they will be repaid to me after the deduction of any necessary income tax and National Insurance Contributions.

5.                                      I agree to accept [2] Matching Share[s] awarded to me under the Plan for every Partnership Share acquired on my behalf.

6.                                      In consideration of the right to receive Matching Shares I agree:

(a)                                 throughout the Holding Period of 3 years, and except as may be permitted in the event of a Reconstruction or Takeover, or a right arising under Section 983 of the Companies Act 2006, or on my ceasing to be in Relevant Employment, to allow my Matching Shares to remain in the hands of the Trustees without any assignment, charge or other disposal of my beneficial interest in such Matching Shares; and

(b)                                 if I direct the Trustees to dispose of any of my Matching Shares or to transfer the legal title to such Matching Shares to me or any other person at any time before the end of the period of five years beginning with the date on which the Matching Shares are awarded to me, that the Trustees may dispose of any Shares held by them on my behalf under the Plan in order to enable the Trustees to discharge any obligations they may have to deduct PAYE and National Insurance Contributions in respect of my Matching Shares unless I pay to the Trustees a sum equal to the amount of such obligation.

7.                                      [I agree that the Specified Amount of each dividend paid on my Partnership Shares and Matching Shares will be invested by the Trustees in acquiring more Shares (Dividend Shares) in accordance with the Rules of the Plan. The Specified Amount shall be [100% of the amount of each cash dividend].]

OR                              [I agree that all dividends paid on my Partnership Shares and Matching Shares will be paid to me by the Trustees].

8.                                      To the extent that I choose to have the Specified Amount of dividends paid on my Partnership Shares and Matching Shares invested in Dividend Shares, I agree that any Dividend Shares shall remain in the hands of the Trustees without any assignment, charge or other disposal of my beneficial interest in such Dividend Shares throughout the three year Holding Period.

9.                                      The Company agrees to arrange for Partnership Shares to be bought and awarded to me in accordance with the Rules of the Plan.

10.                               The Company agrees to award to me [2] Matching Share[s] for every Partnership Shares acquired pursuant to this Agreement in accordance with the Rules of the Plan and undertakes to notify me if such ratio changes before the Partnership Shares are bought and to notify me of any restriction on the number of Partnership Shares that may be awarded.

11.                               I acknowledge that:

(a)                                 taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases;

(b)                                 a maximum of [ ] Partnership Shares may be acquired by Eligible Employees and if applications for Partnership Shares exceed this limit, my deductions from Salary and the number of Partnership Shares I may acquire may be scaled down in accordance with the Rules of the Plan to the extent necessary to eliminate any excess;

(c)                                  I may stop and restart deductions from my Salary at any time by written notice to the Company but I may restart deductions only once in an Accumulation Period and I may not make up any missed deductions;

(d)                                 I may ask the Trustees to transfer or sell my Partnership Shares at any time and my Matching Shares at any time after the end of the Holding Period, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan;

(e)                                  if I take my Partnership Shares or my Matching Shares out of the Plan I may pay the Trustees a sum to cover any income tax and National Insurance contributions instead of them selling some or all of my Shares;

(f)                                   if there is a rights issue, the Trustees may sell some of the rights attached to my Partnership Shares, Matching Shares and Dividend Shares in the Plan, in order to fund the exercise of the rights attached to other Shares held on my behalf in the Plan;

(g)                                  I can at any time withdraw from this agreement by advising the Company in writing. Any unused deductions from my Salary will be returned to me after the deduction of any necessary income tax or National Insurance Contributions;

(h)                                 withdrawal from this Agreement will not affect the terms on which I agreed to buy Shares or agreed to accept shares already held for me under the Plan;

Accumulation Period

(i)                                     the Accumulation Period shall come to an end when specify nature of event(s), but this agreement shall continue until terminated by any party giving notice to the others;

Matching Shares

(j)                                    the ratio of Matching Shares to Partnership Shares is insert ratio — not more than 2:1and may be varied by the Company. The circumstances and manner in which the ratio may be varied are — if changed by the Remuneration Committee of the Board;

(k)                                 if the ratio varies, the Company will notify me before the Partnership Shares are acquired for me;

(l)                                     I will lose my Matching Shares if:

(i)                     I cease to be in Relevant Employment; or

(ii)                  I withdraw the Partnership Shares in respect of which the Matching Shares were awarded

(either or both of these options may be specified) within 6 months from the date of the Award, unless the employment ceases for one of the following reasons:

(A)                               injury or disability;

(B)                               redundancy;

(C)                               transfer of employment to which the Transfer of Undertaking (Protection of Employment) Regulations 2006 apply;

(D)                               a change of Control or other circumstances ending the Associated Company status of the Company by which I am employed;

(E)                                retirement; and

(F)                                 death.

Partnership Share money held by Trustees

(m)                             the Trustees are under no obligation to keep the deductions from my salary in any interest-bearing account, but if they do, they will pay the interest to me;

Dividend Reinvestment

(n)                                 [The amount of any cash dividend in excess of the Specified Amount will be paid to me](4). Any amount of the Specified Amount of a cash dividend that cannot be used to buy Dividend Shares shall be carried forward and added to the next cash dividend to be reinvested.

Holding Period: Dividend and Matching Shares

(o)                                 that my obligations during the Holding Period will end:

(i)                     if I cease to be in Relevant Employment, and this may lead to forfeiture of my Matching Shares; or

(ii)                  if the Company terminates the Plan and I have consented to the transfer to me of my Matching Shares and Dividend Shares .

Notice To Participant About Possible Effect On Benefits

Deductions from your pay to buy Partnership Shares under this Agreement may affect your entitlement to, or the level of, some contributory social security benefits, statutory maternity pay and statutory sick pay.

They may also have a similar effect in respect of some contributory social security benefits paid to your wife or husband.

With this agreement you should have been given information on the effect of deductions from your pay to buy Partnership Shares on entitlement to social security benefits, statutory sick pay and statutory maternity pay. The effect is particularly significant if your earnings are brought below the lower earnings limit for National Insurance purposes, and is explained in the information: it is therefore important that you read it. If you have not been given a copy, ask your employer for it. Otherwise a copy may be obtained from any office of HM Revenue & Customs, the Department for Works and Pensions, or, in Northern Ireland, the Department for Social Development. You should take the information you have been given into account in deciding whether to buy Partnership Shares.

Data Protection

I understand that in order to administer the Plan, the Company will need to hold and process personal data (such as my name, address, and salary details) in both electronic and other forms and to transfer such personal data to other companies in the Henderson Group PLC Group and to third parties involved in the administration of the Plan. By signing this letter I consent to the use, transfer and processing of such personal data by the Company, other Henderson Group PLC Group companies, the Trustee and any third parties appointed by the Company in connection with and for the purpose of, my participation in and the administration of the Plan.

(4) Only use if the Specified Amount is less than 100% of the cash dividend.

Signed

Date

SCHEDULE 5

DEED OF ADHERENCE

THIS DEED is made this day of [    ] 200[ ]

BETWEEN

HENDERSON GROUP PLC whose registered office is at 47 Esplanade, St Helier, Jersey JE1 OBD (the Company); and

ExcellerateHRO of Wyndham Court, Pritchard Street, Bristol, BS2 8RH (the Trustees); and

Henderson Administration Limited whose registered office is at 4 Broadgate London EC2M 2DA,

and is supplemental to a Trust Deed (the Trust Deed) of the Henderson Buy-As-You- Earn Plan (the Plan) executed by the Company and the Trustees on [    ].

WHEREAS:

Henderson Administration Limited wishes to become a Participating Company and to invite its Eligible Employees to participate in the Plan.

NOW THIS DEED WITNESSETH as follows:

1.                                      Terms and expressions used in this Deed of Adherence shall bear unless the context otherwise requires the same meaning as in the Trust Deed.

2.                                      Henderson Administration Limited agrees to become a Participating Company and to be bound by the terms of the Trust Deed and Rules of the Plan.

3.                                      This Deed of Adherence may be executed in any number of counterparts and by the parties to it in separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same document.

IN WITNESS whereof these presents have been entered into the day and year first above written.

EXECUTED and DELIVERED as a	)
DEED under the COMMON SEAL of	)
HENDERSON GROUP PLC	)
in the presence of:	)

Director

Director/Secretary

EXECUTED and DELIVERED as a	)
DEED under the COMMON SEAL of	)

HENDERSON ADMINISTRATION LIMITED in the presence of:                     )

Director

Director/Secretary

EXECUTED and DELIVERED as a	)
DEED under the COMMON SEAL of	)
EXCELLARATEHRO
SERVICES LIMITED in the presence of:	)

Director

Director/Secretary